Exhibit 10.118

FEE AND LEASEHOLD MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING

N.J. METROMALL URBAN RENEWAL, INC., as mortgagor (Fee Borrower)
and
JG ELIZABETH II, LLC, as mortgagor (Leasehold Borrower)
to
WELLS FARGO BANK, NATIONAL ASSOCIATION, as mortgagee

Dated:	As of October 31, 2013

Location:	Jersey Gardens
Elizabeth, New Jersey

County:	Union County
Loan No. 31-0921346

USActive 29080773.5

THIS FEE AND LEASEHOLD MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Security Instrument”) is made as of this [] day of October, 2013, by N.J. METROMALL URBAN RENEWAL, INC., a New Jersey corporation, having its principal place of business at 180 E. Broad Street, 21st Floor, Columbus, Ohio 43215 (“Fee Borrower”) and JG ELIZABETH II, LLC, a Delaware limited liability company, having its principal place of business at 180 E. Broad Street, 21st Floor, Columbus, Ohio 43215 (“Leasehold Borrower” and, together with Fee Borrower, each a “Borrower” and collectively the “Borrowers”), collectively as mortgagor for the benefit of WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, with a mailing address at Wells Fargo Center, 1901 Harrison Street, 2nd Floor, MAC A0227‑020, Oakland, California 94612, as mortgagee (together with its successors and assigns, “Lender”). All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement (defined below).
RECITALS:
This Security Instrument is given to Lender to secure a certain loan (the “Loan”) advanced pursuant to a certain loan agreement between Borrowers and Lender (as the same may have been or may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), which such Loan is evidenced by, among other things, that certain Promissory Note A-1, Promissory Note A-2 and Promissory Note A-3 in the aggregate principal amount of $350,000,000.00) each dated as of the date hereof and made by Borrowers in favor of Lender (together with all extensions, renewals, replacements, restatements or other modifications thereof, whether one or more being hereinafter collectively referred to as the “Note”);
Borrowers desire to secure the payment of the outstanding principal amount set forth in, and evidenced by, the Loan Agreement and the Note together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, the Loan Agreement, this Security Instrument or any of the other Loan Documents (defined below) (collectively, the “Debt”) and the performance of all of the obligations due under the Note, the Loan Agreement and all other documents, agreements and certificates executed and/or delivered in connection with the Loan (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, collectively, the “Loan Documents”); and
This Security Instrument is given pursuant to the Loan Agreement, and payment, fulfillment, and performance of the obligations due thereunder and under the other Loan Documents are secured hereby in accordance with the terms hereof.
ARTICLE 1
GRANTS OF SECURITY
Section 1.1.    Property Mortgaged.Borrowers do hereby irrevocably mortgage, grant, bargain, sell, pledge, assign, warrant, transfer, convey and grant a security interest to Lender and its successors and assigns in and to the following property, rights, interests and estates now owned, or hereafter acquired by either Borrower (collectively, the “Property”):
(a)    Land. The real property described in Exhibit A attached hereto and made a part hereof (collectively, the “Land”);
(b)    Additional Land. All additional lands, estates and development rights hereafter acquired by either Borrower for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Security Instrument;
(c)    Ground Lease. That certain Amended and Restated Master Lease dated as of June 4, 1998, between the Fee Borrower, as landlord, and Elizabeth Metromall LLC, as lessee, recorded on June 12, 1998 as Instrument No. 53426 in the Union County Clerk’s Office; as partially assigned by that certain Partial Assignment of Amended and Restated Master Lease dated June 4, 1998 by Elizabeth Metromall LLC to Power Center Ground Lessee, recorded on June 12, 1998 as Instrument No. 53427 and on June 25, 1998 as Instrument No. 53870 in the Union County Clerk’s Office; as amended by that certain First Amendment to the Amended and Restated Master Lease dated as of December 8, 2000 between Fee Borrower and Elizabeth Metromall LLC and consented to by Power Center Ground Lessee, recorded on January 17, 2001 as Instrument No. 90263 in the Union County Clerk’s Office; as further partially assigned by that certain Assignment of Amended and Restated Master Lease dated May 29, 2002 by Fee Borrower to Glimcher JG Urban Renewal, Inc. and recorded on June 28, 2002 as Instrument No. 109479 in the Union County Clerk’s Office; as further assigned by that certain Assignment of Amended and Restated Master Lease dated May 29, 2002 by Elizabeth Metromall, LLC to Glimcher Jersey Gardens, LLC recorded on June 28, 2002 as Instrument No. 109480 in the Union County Clerk’s Office and by that certain Corrective Assignment of Amended and Restated Master Lease by Elizabeth Metromall, LLC to Glimcher Jersey Gardens, LLC dated December 18, 2002 and recorded on January 27, 2003 as Instrument No. 117877; as further partially assigned by Assignment of Amended and Restated Master Lease dated as of June 9, 2004 from Glimcher Jersey Gardens, LLC to JG Elizabeth, LLC and recorded on July 1, 2004 as Instrument No. 140340 in the Union County Clerk’s Office; as further amended by that certain Second Amendment to the Amended and Restated Master Lease dated as of June 9, 2004 between Fee Borrower and JG Elizabeth, LLC and consented to by Glimcher JG Urban Renewal, Inc., recorded on July 1, 2004 as Instrument No. 140341; and as further partially assigned by Assignment of Amended and Restated Master Lease dated of even date hereof from JG Elizabeth, LLC to Leasehold Borrower to be recorded in the Union County Clerk’s Office (the “Ground Lease”) and the leasehold estate created thereby (the “Leasehold Estate”), together with all assignments, modifications, extensions and renewals of the Ground Lease and all credits, deposits (including, without limitation, any deposit of cash or securities or any other property which may be held to secure Leasehold Borrower’s performance of its obligations under the Ground Lease), options, privileges and rights of Leasehold Borrower as tenant under the Ground Lease, including, but not limited to, (i) rights of first refusal, if any, and the right, if any, to renew or extend the Ground Lease for a succeeding term or terms, (ii) the right to cause fee title to the premises demised by the Ground Lease to be conveyed to Leasehold Borrower as provided in Section 2 of the Ground Lease, as amended and (iii) all the estate, right, title, claim or demand whatsoever of Leasehold Borrower either in law or in equity, in possession or expectancy, of, in and to the Property or any part thereof, including the fee title to the property conveyed or to be conveyed pursuant to the right described in the foregoing clause (i) of this Section 1.1(c), and also including all the right, title, claim or demand whatsoever of Leasehold Borrower either in law or in equity, in possession or expectancy, of, in and to Leasehold Borrower’s right, as tenant under the Ground Lease, to elect under Section 365(h)(1) of the Bankruptcy Code to terminate or treat the Ground Lease as terminated in the event (i) of the bankruptcy, reorganization or insolvency of the landlord under the Ground Lease, and (ii) the rejection of the Ground Lease by the landlord under the Ground Lease, as debtor in possession, or by a trustee for the landlord under the Ground Lease, pursuant to Section 365 of the Bankruptcy Code;
(d)    Improvements. The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (collectively, the “Improvements”);
(e)    Easements. All easements, rights‑of‑way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements, including, but not limited to, those arising under and by virtue of the Ground Lease, and the reversions and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, rights of dower, rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrowers of, in and to the Land and the Improvements, including, but not limited to, those arising under and by virtue of the Ground Lease, and every part and parcel thereof, with the appurtenances thereto;
(f)    Fixtures and Personal Property. All machinery, equipment, fixtures (including, but not limited to, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures), furniture, software used in or to operate any of the foregoing and other property of every kind and nature whatsoever owned by Borrowers, or in which Borrowers have or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Land and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Borrowers, or in which Borrowers have or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation and occupancy of the Land and the Improvements (collectively, the “Personal Property”), and the right, title and interest of Borrowers in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the “Uniform Commercial Code”), and all proceeds and products of the above;
(g)    Leases and Rents.    All leases, subleases, subsubleases, lettings, licenses, concessions or other agreements (whether written or oral) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of the Land and the Improvements, and every modification, amendment or other agreement relating to such leases, subleases, subsubleases, or other agreements entered into in connection with such leases, subleases, subsubleases, or other agreements and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto, heretofore or hereafter entered into, whether before or after the filing by or against any Borrower of any petition for relief under any Creditors Rights Laws (collectively, the “Leases”) and all right, title and interest of Borrowers, their respective successors and assigns therein and thereunder, including, without limitation, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrowers or their respective agents or employees from any and all sources arising from or attributable to the Property, including, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by Borrowers or Manager and proceeds, if any, from business interruption or other loss of income insurance whether paid or accruing before or after the filing by or against Borrowers of any petition for relief under any Creditors Rights Laws (collectively, the “Rents”) and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;
(h)    Insurance Proceeds. All insurance proceeds in respect of the Property under any insurance policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property (collectively, the “Insurance Proceeds”);
(i)    Condemnation Awards. All condemnation awards, including interest thereon, which may heretofore and hereafter be made with respect to the Property by reason of any taking or condemnation, whether from the exercise of the right of eminent domain (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property (collectively, the “Awards”);
(j)    Tax Certiorari. All refunds, rebates or credits in connection with reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction;
(k)    Rights. The right, in the name and on behalf of Borrowers, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Lender in the Property;
(l)    Agreements. All agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or any business or activity conducted on the Land and any part thereof and all right, title and interest of Borrowers therein and thereunder, including, without limitation, the right, upon the happening of any Event of Default hereunder, to receive and collect any sums payable to Borrowers thereunder;
(m)    Redevelopment Documents. All agreements now or hereafter entered into by or on behalf of Borrowers with any party with respect to the development of any portion of the Property, including, without limitation, (i) that certain Financial Agreement dated as of July 1, 1998 between Fee Borrower and the City of Elizabeth, a municipal corporation in the County of Union and the State of New Jersey (the “City”) and all subsequent amendments and modifications thereto, (ii) that certain Special Assessment Agreement dated as of July 1, 1998 between Fee Borrower and City and all subsequent amendments and modifications thereto, (iii) that certain Amended and Restated Redevelopment Agreement dated as of September 1, 1999 by and between City, as the redevelopment entity, Elizabeth Metromall LLC (predecessor in interest to Leasehold Borrower), as the redeveloper, Fee Borrower and OENJ Corporation and all subsequent amendments and modifications thereto, (iv) that certain Supplemental Agreement dated as of July 1, 1998 by and between the New Jersey Economic Development Authority, City, Elizabeth MetroMall LLC (predecessor in interest to Leasehold Borrower), Fee Borrower and Union National Bank, together with that certain First Amendment to Supplemental Agreement dated as of May 1, 2002 and all subsequent amendments and modifications thereto, (v) that certain ~~[~~Continuing Disclosure Agreement dated as of July 1, 1998 by and between N.J. Metromall Urban Renewal, Inc., Elizabeth MetroMall LLC and First Union National Bank, as trustee, as modified by that certain Continuing Disclosure Agreement dated as of May 29, 2002 by and between N.J. Metromall Urban Renewal, Inc., Elizabeth MetroMall LLC and LaSalle Bank National Association, as successor trustee, (vi) that certain Environmental Compliance and Indemnification Agreement dated as of July 1, 1998 by and between N.J. MetroMall Urban Renewal, Inc., Elizabeth MetroMall LLC, Glimcher Properties Limited Partnership and the City of Elizabeth, New Jersey, and (vii) all other documents executed and/or delivered in connection with any of the foregoing (collectively, the “Redevelopment Documents”).
(n)    Intangibles. All tradenames, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Property;
(o)    Accounts. All reserves, escrows and deposit accounts maintained by Borrowers with respect to the Property, including without limitation, the Accounts and all cash, checks, drafts, certificates, securities, investment property, financial assets, instruments and other property held therein from time to time and all proceeds, products, distributions or dividends or substitutions thereon and thereof;
(p)    Proceeds. All proceeds of any of the foregoing items set forth in subsections (a) through (o) including, without limitation, Insurance Proceeds and Awards, into cash or liquidation claims; and

(q)    Other Rights. Any and all other rights of Borrowers in and to the items set forth in subsections (a) through (p) above.
The foregoing grant is intended to cover all assets of Borrowers.
Section 1.2.    Assignment of Rents.Borrowers hereby absolutely and unconditionally assign to Lender all of Borrowers’ right, title and interest in and to all current and future Leases and Rents; it being intended by Borrowers that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of the Loan Agreement and Section 8.1(h) of this Security Instrument, Lender grants to Borrowers a revocable license to (i) collect, receive, use and enjoy the Rents and Borrowers shall hold the Rents, or a portion thereof sufficient to discharge all current sums due on the Debt, for use in the payment of such sums, and (ii) enforce the terms of the Leases.
Section 1.3.    Security Agreement.
Section 1.4.    Fixture Filing.Certain of the Property is or will become “fixtures” (as that term is defined in the Uniform Commercial Code) on the Land, and this Security Instrument, upon being filed for record in the real estate records of the city or county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said Uniform Commercial Code upon such of the Property that is or may become fixtures.

Section 1.5.    Conditions to Grant.TO HAVE AND TO HOLD the above granted and described Property unto and to the use and benefit of Lender and its successors and assigns, forever; PROVIDED, HOWEVER, these presents are upon the express condition that, if Lender shall be well and truly paid the Debt at the time and in the manner provided in the Note, the Loan Agreement and this Security Instrument, if Borrowers shall well and truly perform the Other Obligations as set forth in this Security Instrument and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the Note, the Loan Agreement and the other Loan Documents, these presents and the estate hereby granted shall cease, terminate and be void.
ARTICLE 2
DEBT AND OBLIGATIONS SECURED
Section 2.1.    Debt.This Security Instrument and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the Debt.
Section 2.2.    Other Obligations.This Security Instrument and the grants, assignments and transfers made in Article 1 are also given for the purpose of securing the performance of the following (the “Other Obligations”): (a) all other obligations of Borrowers contained herein; (b) each obligation of Borrowers contained in the Loan Agreement and any other

Loan Document; and (c) each obligation of Borrowers contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of the Note, the Loan Agreement or any other Loan Document.
Section 2.3.    Debt and Other Obligations.Borrowers’ obligations for the payment of the Debt and the performance of the Other Obligations shall be referred to collectively herein as the “Obligations.”
Section 2.4.    Payment of Debt.Borrowers will pay the Debt at the time and in the manner provided in the Loan Agreement, the Note and this Security Instrument.
Section 2.5.    Incorporation by Reference.All the covenants, conditions and agreements contained in (a) the Loan Agreement, (b) the Note and (c) all and any of the other Loan Documents, are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.
ARTICLE 3
PROPERTY COVENANTS
Borrowers covenant and agree that:
Section 3.1.    Insurance.Borrowers shall obtain and maintain, or cause to be obtained and maintained, in full force and effect at all times insurance with respect to Borrowers and the Property as required pursuant to the Loan Agreement.
Section 3.2.    Taxes and Other Charges.Borrowers shall pay all real estate and personal property taxes, assessments, water rates or sewer rents (collectively “Taxes”), ground rents, maintenance charges, impositions (other than Taxes), PILOT Payments, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property (collectively, “Other Charges”), now or hereafter levied or assessed or imposed against the Property or any part thereof in accordance with the Loan Agreement.
Section 3.3.    Leases.Borrowers shall not (and shall not permit any other applicable Person to) enter in any Leases for all or any portion of the Property unless in accordance with the provisions of the Loan Agreement.
Section 3.4.    Warranty of Title.Each Borrower has good, indefeasible, marketable and insurable title to its respective Property and has the right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the same. Fee Borrower possesses an unencumbered fee simple absolute estate and Leasehold Borrower possesses an unencumbered leasehold estate, respectively, in the Land and the Improvements except for the Permitted Encumbrances, such other liens as are permitted pursuant to the Loan Documents and the liens created by the Loan Documents. This Security Instrument, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a legal, valid, and perfected first priority lien on the Property, subject only to Permitted

Encumbrances and the liens created by the Loan Documents and (b) a legal, valid, and perfected first priority security interests in and to, and legal, valid, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other liens as are permitted pursuant to the Loan Documents and the liens created by the Loan Documents. Borrowers shall forever warrant, defend and preserve the title and the validity and priority of the lien of this Security Instrument and shall forever warrant and defend the same to Lender against the claims of all Persons whomsoever.

Section 3.5.    Payment for Labor and Materials.Subject to Borrowers’ right to contest any Work Charge (defined herein) pursuant to the terms of the Loan Agreement, Borrowers will promptly pay (or cause to be paid) when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Property (each, a “Work Charge”) and never permit to exist beyond the due date thereof in respect of the Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests hereof, and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests hereof except for the Permitted Encumbrances. Borrowers represent there are no claims for payment for work, labor or materials affecting the Property which are or may become a lien prior to, or of equal priority with, the liens created by the Loan Documents.
ARTICLE 4
FURTHER ASSURANCES
Section 4.1.    Compliance with Loan Agreement.Borrowers shall comply with all covenants set forth in the Loan Agreement relating to acts or other further assurances to be made on the part of Borrowers in order to protect and perfect the lien or security interest hereof upon, and in the interest of Lender in, the Property.
Section 4.2.    Authorization to File Financing Statements; Power of Attorney.Borrowers hereby authorize Lender at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements as authorized by applicable law, as applicable to all or part of the Personal Property and as necessary or required in connection herewith. Any such financing statements, amendment thereto or continuation statements may indicate the Property as all assets of the Borrowers or words of similar effect. For purposes of such filings, Borrowers agree to furnish any information requested by Lender promptly upon request by Lender. Borrowers also ratify their authorization for Lender to have filed any like initial financing statements, amendments thereto or continuation statements, if filed prior to the date of this Security Instrument. Borrowers hereby irrevocably constitute and appoint Lender and any officer or agent of Lender, with full power of substitution, as its true and lawful attorneys‑in‑fact with full irrevocable power and authority in the place and stead of Borrowers or in Borrowers’ own name to execute in such Borrowers’ name any such documents and otherwise to carry out the purposes of this Section 4.2, to the extent that Borrowers’ authorization above is not sufficient and Borrowers fail or refuse to promptly execute such documents. To the extent permitted by law, Borrowers hereby ratify all acts said attorneys‑in‑fact have lawfully done in the past or shall lawfully do or cause to be done in the future by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.
ARTICLE 5
DUE ON SALE/ENCUMBRANCE
Section 5.1.    No Sale/Encumbrance.Except in accordance with the express terms and conditions contained in the Loan Agreement (as to all of the following described events), Borrowers shall not cause or permit a sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or grant of any options with respect to, or any other transfer or disposition (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) of a legal or beneficial interest in the Property or any part thereof, Borrowers, any constituent owner or other holder of a direct or indirect equity interest in Borrowers, any indemnitor or other guarantor of the Loan, any constituent owner or other holder of a direct or indirect equity interest in such indemnitor or guarantor, any manager or operating lessee of the Property that is affiliated with Borrowers or any constituent owner or other holder of a direct or indirect equity interest in such manager or such operating lessee.
ARTICLE 6
PREPAYMENT; RELEASE OF PROPERTY
Section 6.1.    Prepayment.The Debt may not be prepaid in whole or in part except in strict accordance with the express terms and conditions of the Note and the Loan Agreement.
Section 6.2.    Release of Property.Borrowers shall not be entitled to a release of any portion of the Property from the lien of this Security Instrument except in accordance with terms and conditions of the Loan Agreement.
ARTICLE 7
DEFAULT
Section 7.1.    Event of Default.The term “Event of Default” as used in this Security Instrument shall have the meaning assigned to such term in the Loan Agreement.
ARTICLE 8
RIGHTS AND REMEDIES UPON DEFAULT
Section 8.1.    Remedies.Upon the occurrence and during the continuance of any Event of Default, Borrowers agree that Lender may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Borrowers and in and to the Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Lender:
(a)    declare the entire unpaid Debt to be immediately due and payable;
(b)    institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument under any applicable provision of law, in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;
(c)    with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Debt then due and payable, subject to the continuing lien and security interest of this Security Instrument for the balance of the Debt not then due, unimpaired and without loss of priority;
(d)    sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of any Borrower therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;
(e)    institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note, the Loan Agreement or in the other Loan Documents;
(f)    recover judgment on the Note either before, during or after any proceedings for the enforcement of this Security Instrument or the other Loan Documents;
(g)    apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice to Borrowers, which notice Borrowers expressly waive, and without regard for the adequacy of the security for the Debt and without regard for the solvency of Borrowers, any guarantor or indemnitor under the Loan or any other Person liable for the payment of the Debt and whose appointment Borrowers expressly consent to take possession of and to operate the Property and to collect the Rents and to otherwise protect and preserve the Property;
(h)    the license granted to Borrowers under Section 1.2 hereof shall automatically be revoked and Lender may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Borrowers and their agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Borrowers and their agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Borrowers agree to surrender possession of the Property and of such books, records and accounts to Lender upon demand, and thereupon Lender may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (ii) complete any construction on the Property in such manner and form as Lender deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Property; (iv) exercise all rights and powers of any Borrower with respect to the Property, whether in the name of a Borrower or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (v) require Borrowers to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by either Borrower; (vi) require Borrowers to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Borrowers may be evicted by summary proceedings or otherwise; and (vii) apply the receipts from the Property to the payment of the Debt, in such order, priority and proportions as Lender shall deem appropriate in its sole discretion after deducting therefrom all expenses (including reasonable attorneys’ fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, insurance and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Lender, its counsel, agents and employees;
(i)    apply any sums then deposited or held in escrow or otherwise by or on behalf of Lender in accordance with the terms of the Loan Agreement, this Security Instrument or any other Loan Document to the payment of the following items in any order in its sole discretion: (i) Taxes and Other Charges; (ii) insurance premiums; (iii) interest on the unpaid principal balance of the Note; (iv) amortization of the unpaid principal balance of the Note; (v) all other sums payable pursuant to the Note, the Loan Agreement, this Security Instrument and the other Loan Documents, including without limitation advances made by Lender pursuant to the terms of this Security Instrument;
(j)    surrender the insurance policies maintained pursuant to the Loan Agreement, collect the unearned insurance premiums for such insurance policies and apply such sums as a credit on the Debt in such priority and proportion as Lender in its discretion shall deem proper, and in connection therewith, Borrowers hereby appoint Lender as agent and attorney‑in‑fact (which is coupled with an interest and is therefore irrevocable) for Borrowers to collect such insurance premiums;
(k)    apply the undisbursed balance of any deposit made by Borrowers with Lender in connection with the restoration of the Property after a casualty thereto or condemnation thereof, together with interest thereon, to the payment of the Debt in such order, priority and proportions as Lender shall deem to be appropriate in its discretion; and/or
(l)    pursue such other remedies as Lender may have under Applicable Law.
In the event of a sale, by foreclosure, power of sale or otherwise, of less than all of Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority. Notwithstanding the provisions of this Section to the contrary, if any Event of Default as described in Section 10.1(g) of the Loan Agreement shall occur (with respect to Borrowers and SPE Component Entity only), the entire unpaid Debt shall be automatically due and payable, without any further notice, demand or other action by Lender.

Section 8.2.    Application of Proceeds.The purchase money, proceeds and avails of any disposition of the Property, and or any part thereof, or any other sums collected by Lender pursuant to the Note, this Security Instrument or the other Loan Documents, may be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper, to the extent consistent with Applicable Law.
Section 8.3.    Right to Cure Defaults.Upon the occurrence and during the continuance of any Event of Default, Lender may, but without any obligation to do so and without notice to or demand on Borrowers and without releasing Borrowers from any obligation hereunder, make any payment or do any act required of Borrowers hereunder in such manner and to such extent as Lender may deem necessary to protect the security hereof. Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Debt, and the reasonable out‑of‑pocket cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by law), with interest as provided in this Section 8.3, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such reasonable out‑of‑pocket costs and expenses incurred by Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any such action or proceeding shall bear interest at any default rate specified in the Loan Agreement, if any (the “Default Rate”), for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender. All such reasonable out‑of‑pocket costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by this Security Instrument and the other Loan Documents and shall be immediately due and payable upon demand by Lender therefor.
Section 8.4.    Actions and Proceedings.Lender has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of either Borrower, which Lender, in its discretion, decides should be brought to protect its interest in the Property.

Section 8.5.    Recovery of Sums Required to be Paid.Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by either Borrower existing at the time such earlier action was commenced.
Section 8.6.    Other Rights, Etc.(a) The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. Neither Borrower shall be relieved of its obligations hereunder by reason of (i) the failure of Lender to comply with any request of a Borrower or any guarantor or indemnitor with respect to the Loan to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Note or the other Loan Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any Person liable for the Debt or any portion thereof, or (iii) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Security Instrument or the other Loan Documents.
(b)    It is agreed that the risk of loss or damage to the Property is on Borrowers, and Lender shall have no liability whatsoever for decline in the value of the Property, for failure to maintain the insurance policies required to be maintained pursuant to the Loan Agreement, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Lender shall not be deemed an election of judicial relief if any such possession is requested or obtained with respect to any Property or collateral not in Lender’s possession.
(c)    Lender may resort for the payment of the Debt to any other security held by Lender in such order and manner as Lender, in its discretion, may elect. Lender may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to foreclose this Security Instrument. The rights of Lender under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.
Section 8.7.    Right to Release any Portion of the Property.Lender may release any portion of the Property for such consideration as Lender may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Lender for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property.
Section 8.8.    Right of Entry.Upon reasonable notice to Borrowers, Lender and its agents shall have the right to enter and inspect the Property at all reasonable times.
Section 8.9.    Bankruptcy.(a) Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right to proceed in its own name or in the name of any Borrower in respect of any claim, suit, action or proceeding relating to the rejection of any Lease, including, without limitation, the right to file and prosecute, to the exclusion of Borrowers, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of the lessee under such Lease under the Bankruptcy Code (defined below).
(b)    If there shall be filed by or against either Borrower a petition under the Bankruptcy Code and such Borrower, as lessor under any Lease, shall determine to reject such Lease pursuant to Section 365(a) of the Bankruptcy Code, then such Borrower shall give Lender not less than ten (10) days’ prior notice of the date on which such Borrower shall apply to the bankruptcy court for authority to reject the Lease. Lender shall have the right, but not the obligation, to serve upon such Borrower within such ten‑day period a notice stating that (i) Lender demands that such Borrower assume and assign the Lease to Lender pursuant to Section 365 of the Bankruptcy Code and (ii) Lender covenants to cure or provide adequate assurance of future performance under the Lease. If Lender serves upon either Borrower the notice described in the preceding sentence, such Borrower shall not seek to reject the Lease and shall comply with the demand provided for in clause (i) of the preceding sentence within thirty (30) days after the notice shall have been given, subject to the performance by Lender of the covenant provided for in clause (ii) of the preceding sentence.
Section 8.10.    Subrogation.If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Lender shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Lender and are merged with the lien and security interest created herein as cumulative security for the repayment of the Debt, the performance and discharge of the Other Obligations.

ARTICLE 9
ENVIRONMENTAL HAZARDS
Section 9.1.    Environmental Covenants.Borrowers have provided representations, warranties and covenants regarding environmental matters set forth in the Environmental Indemnity and Borrower shall comply with the aforesaid covenants regarding environmental matters.
ARTICLE 10
WAIVERS
Section 10.1.    Marshalling and Other Matters.Borrowers hereby waive, to the extent permitted by law, the benefit of all Applicable Law now or hereafter in force regarding appraisement, valuation, stay, extension, reinstatement and redemption and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Borrowers hereby expressly waive any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Borrowers, and on behalf of each and every Person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all Persons to the extent permitted by Applicable Law.
Section 10.2.    Waiver of Notice.No Borrower shall be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Security Instrument or the Loan Agreement specifically and expressly provides for the giving of notice by Lender to Borrowers and except with respect to matters for which Borrowers are not permitted by Applicable

Law to waive their right to receive notice, and Borrowers hereby expressly waive the right to receive any notice from Lender with respect to any matter for which this Security Instrument does not specifically and expressly provide for the giving of notice by Lender to Borrowers.
Section 10.3.    Intentionally Omitted.
Section 10.4.    Sole Discretion of Lender.Whenever pursuant to this Security Instrument, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided or in the Loan Agreement) be in the sole (but reasonable) discretion of Lender and shall be final and conclusive.

Section 10.5.    Waiver of Trial by Jury.BORROWERS AND LENDER EACH HEREBY AGREES, TO THE FULLEST EXTENT PERMITTED BY LAW, NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF LENDER AND EACH BORROWER ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY EACH BORROWER AND LENDER.
Section 10.6.    Waiver of Foreclosure Defense.Borrowers hereby waive any defense Borrowers might assert or have by reason of Lender’s failure to make any tenant or lessee of the Property a party defendant in any foreclosure proceeding or action instituted by Lender.
ARTICLE 11
INTENTIONALLY OMITTED
ARTICLE 12
NOTICES
Section 12.1.    Notices.All notices or other written communications hereunder shall be delivered in accordance with the applicable terms and conditions of the Loan Agreement.
ARTICLE 13

APPLICABLE LAW
Section 13.1.    GOVERNING LAW.THE PROVISIONS FOR THE CREATION, PERFECTION, PRIORITY AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO WITH RESPECT TO THE PROPERTY SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF NEW JERSEY (PROVIDED THAT WITH RESPECT TO THE PERFECTION, PRIORITY AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED BY THIS SECURITY INSTRUMENT IN PROPERTY WHOSE PERFECTION AND PRIORITY IS COVERED BY ARTICLE 9 OF THE UCC (INCLUDING, WITHOUT LIMITATION, THE ACCOUNTS), THE LAW OF THE JURISDICTION APPLICABLE IN ACCORDANCE WITH SECTIONS 9‑301 THROUGH 9‑307 OF THE UCC AS IN EFFECT IN THE STATE OF NEW YORK SHALL GOVERN). EXCEPT AS EXPRESSLY SET FORTH ABOVE IN THIS SECTION 13.1 AND TO THE FULLEST EXTENT PERMITTED BY THE LAWS OF THE STATE OF NEW JERSEY, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, SHALL GOVERN ALL MATTERS RELATING TO THIS SECURITY INSTRUMENT AND THE OTHER LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. ALL PROVISIONS OF THE LOAN AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS INCORPORATED HEREIN BY REFERENCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, AS SET FORTH IN THE GOVERNING LAW PROVISIONS OF THE LOAN AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS.
Section 13.2.    Provisions Subject to Applicable Law.All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any term of this Security Instrument or any application thereof shall be invalid or unenforceable, the remainder of this Security Instrument and any other application of the term shall not be affected thereby.
ARTICLE 14
DEFINITIONS
Section 14.1.    General Definitions.Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the word “Borrower” shall mean “each Borrower and any subsequent owner or owners of the Property or any part thereof or any interest therein,” the word “Lender” shall mean “Lender and any of Lender’s successors and assigns,” the word “Note” shall mean “the Note and any other evidence of indebtedness secured by this Security Instrument,” the word “Property” shall include any portion of the Property and any interest therein, and the phrases “attorneys’ fees”, “legal fees” and “counsel fees” shall include any and all attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre‑trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder.
ARTICLE 15
MISCELLANEOUS PROVISIONS
Section 15.1.    No Oral Change.This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrowers or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.
Section 15.2.    Successors and Assigns.This Security Instrument shall be binding upon and inure to the benefit of Borrowers, Lender and their respective successors and assigns forever.
Section 15.3.    Inapplicable Provisions.If any term, covenant or condition of the Loan Agreement, the Note or this Security Instrument is held to be invalid, illegal or unenforceable in any respect, the Loan Agreement, the Note and this Security Instrument shall be construed without such provision.
Section 15.4.    Headings, Etc.The headings and captions of various Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.
Section 15.5.    Number and Gender.Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.
Section 15.6.    Entire Agreement.This Security Instrument and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, are superseded by the terms of this Security Instrument and the other Loan Documents.
Section 15.7.    Limitation on Lender’s Responsibility.No provision of this Security Instrument shall operate to place any obligation or liability for the control, care, management or repair of the Property upon Lender, nor shall it operate to make Lender responsible or liable for any waste committed on the Property by the tenants or any other Person, or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee or stranger. Nothing herein contained shall be construed as constituting Lender a “mortgagee in possession.”

Section 15.8.    Joint and Several Liability. The obligations and liabilities of Borrowers hereunder shall be joint and several.
ARTICLE 16
GROUND LEASES
Section 16.1.    Obligations of Leasehold Borrower. Leasehold Borrower will: (i) pay the rent required by the Ground Lease as the same becomes due and payable; (ii) promptly perform and observe all of the material covenants, agreements, obligations and conditions required to be performed and observed by Leasehold Borrower under the Ground Lease, and do all things necessary to preserve and keep unimpaired its rights thereunder; (iii) promptly notify Lender in writing of the commencement of a proceeding under the federal bankruptcy laws by or against Leasehold Borrower or, upon Leasehold Borrower’s receipt of notification thereof, the lessor under the Ground Lease; (iv) if any of the indebtedness secured hereby remains unpaid at the time when notice may be given by the lessee under the Ground Lease of the exercise of any right to renew or extend the term of the Ground Lease, promptly give notice to the ground lessor of the exercise of such right of extension or renewal; (v) in case any proceeds of insurance upon the Property or any part thereof are deposited with any Person other than Lender, promptly notify Lender in writing of the name and address of the Person with whom such proceeds have been deposited and the amount so deposited; (vi) promptly notify Lender in writing of the receipt by Leasehold Borrower of any notice (other than notices customarily sent on a regular periodic basis) from the lessor under the Ground Lease and of any notice noting or claiming any default by Leasehold Borrower in the performance or observance of any of the terms, covenants, or conditions on the part of Leasehold Borrower to be performed or observed under the Ground Lease; (vii) promptly notify Lender in writing of the receipt by Leasehold Borrower of any notice from the ground lessor of any termination of the Ground Lease and promptly cause a copy of each such notice to be delivered to Lender; (viii) promptly notify Lender in writing of any request made by either party to the Ground Lease to the other party thereto for arbitration or appraisal proceedings pursuant to the Ground Lease, and of the institution of any arbitration or appraisal proceedings and promptly deliver to Lender a copy of the determination of the arbitrators or appraisers in each such proceeding; and (ix) furnish to Lender, upon demand, proof of payment of all items which are required to be paid by Leasehold Borrower pursuant to the Ground Lease.
Section 16.2.    Estoppel. Upon the written demand of Lender, but not more often than one (1) time during any calendar year following a Securitization, provided no Event of Default exists, Borrowers will promptly deliver to Lender a certificate stating that the Ground Lease is in full force and effect, is unmodified, that no notice of termination thereon has been served on either Borrower, stating the date to which the net rent has been paid and stating, to the knowledge of Borrowers, whether or not there are any defaults thereunder and specifying the nature of such defaults, if any. Borrowers shall deliver to Lender such certificate within twenty (20) days after Lender’s demand therefor.
Section 16.3.    No Merger of Fee and Leasehold Estates; Releases. So long as any portion of the Debt shall remain unpaid, unless Lender shall otherwise consent, the fee title to the

Land and the Leasehold Estate shall not merge but shall always be kept separate and distinct, notwithstanding the union of such estates in Fee Borrower, Leasehold Borrower or in any other Person by purchase, operation of law or otherwise. Lender reserves the right, at any time, to release portions of the Property, including, but not limited to, the Leasehold Estate, with or without consideration, at Lender’s election, without waiving or affecting any of its rights hereunder or under the Note or the other Loan Documents and any such release shall not affect Lender’s rights in connection with the portion of the Property not so released. Upon Lender’s request, Borrowers shall enter into an amendment to the Ground Lease which prohibits the merger of the fee title to the Land and the Leasehold Estate so long as any portion of the Debt shall remain unpaid.
Section 16.4.    Rejection of the Ground Lease.
(a)    If the Ground Lease is terminated by ground lessor for any reason in the event of the rejection or disaffirmance of the Ground Lease by ground lessor pursuant to the Bankruptcy Code or any other law affecting creditor’s rights, (i) Leasehold Borrower, immediately after obtaining notice thereof, shall give notice thereof to Lender, (ii) Leasehold Borrower, without the prior written consent of Lender, shall not elect to treat the Ground Lease as terminated pursuant to Section 365(h) of the Bankruptcy Code or any comparable federal or state statute or law, and any election by Leasehold Borrower to treat the Ground Lease as terminated without such consent shall be void and (iii) this Security Instrument and all the liens, terms, covenants and conditions of this Security Instrument shall extend to and cover Leasehold Borrower’s possessory rights under Section 365(h) of the Bankruptcy Code and to any claim for damages due to the rejection of the Ground Lease or other termination of the Ground Lease. In addition, Leasehold Borrower hereby assigns irrevocably to Lender Leasehold Borrower’s rights to treat the Ground Lease as terminated pursuant to Section 365(h) of the Bankruptcy Code and to offset rents under the Ground Lease in the event any case, proceeding or other action is commenced by or against ground lessor under the Bankruptcy Code or any comparable federal or state statute or law, provided that Lender shall not exercise such rights and shall permit Leasehold Borrower to exercise such rights with the prior written consent of Lender, not to be unreasonably withheld or delayed, unless an Event of Default shall have occurred and be continuing.
(b)    Borrowers hereby assign to Lender any right to reject the Ground Lease under Section 365 of the Bankruptcy Code or any comparable federal or state statute or law with respect to any case, proceeding or other action commenced by or against any Borrower under the Bankruptcy Code or comparable federal or state statute or law, provided Lender shall not exercise such right, and shall permit a Borrower to exercise such right with the prior written consent of Lender, not to be unreasonably withheld or delayed, unless an Event of Default shall have occurred and be continuing. Further, if any Borrower shall desire to so reject the Ground Lease, at Lender’s request, to the extent not prohibited by the terms of the Ground Lease and applicable law, such Borrower shall assign its interest in the Ground Lease to Lender in lieu of rejecting the Ground Lease as described above, upon receipt by such Borrower of written notice from Lender of such request together with Lender’s agreement to cure any existing defaults of such Borrower under the Ground Lease and to provide adequate assurance of future performance of such Borrower’s obligations thereunder.

(c)    Borrowers hereby assign to Lender any right to seek an extension of the 120-day period within which a Borrower must accept or reject the Ground Lease under Section 365 of the Bankruptcy Code or any comparable federal or state statute or law with respect to any case, proceeding or other action commenced by or against such Borrower under the Bankruptcy Code or comparable federal or state statute or law, provided Lender shall not exercise such right, and shall permit such Borrower to exercise such right with the prior written consent of Lender, not to be unreasonably withheld or delayed, unless an Event of Default shall have occurred and be continuing. Further, if Leasehold Borrower shall desire to so reject the Ground Lease, at Lender’s request, to the extent not prohibited by the terms of the Ground Lease and applicable law, Leasehold Borrower shall assign its interest in the Ground Lease to Lender in lieu of rejecting the Ground Lease as described above, upon receipt by Leasehold Borrower of written notice from Lender of such request together with Lender’s agreement to cure any existing defaults of Leasehold Borrower under the Ground Lease and to provide adequate assurance of future performance of the Leasehold Borrower’s obligations thereunder.
(d)    Borrowers hereby agree that if the Ground Lease is terminated for any reason in the event of the rejection or disaffirmance of the Ground Lease pursuant to the Bankruptcy Code or any other law affecting creditor’s rights, any Personal Property of Borrowers not removed from the Property by Borrowers as permitted or required by the Ground Lease, shall at the option of Lender be deemed abandoned by Borrowers, provided that Lender may remove any such Personal Property required to be removed by Borrowers pursuant to the Ground Lease and all reasonable out-of-pocket costs and expenses associated with such removal shall be paid by Borrowers within five (5) days of receipt by Borrowers of an invoice for such removal costs and expenses.
Section 16.5.    Right to Conveyance of Fee Title. Borrowers hereby relinquish during any period prior to the repayment in full of the Debt their respective right to cause fee title to the premises demised by the Ground Lease to be conveyed to any party other than to Leasehold Borrower pursuant to Section 2 of the Ground Lease, as amended, unless specifically and expressly consented to by Lender.
The terms and provisions of this Article 16 are not intended to, and shall in no way limit or impair, (i) any obligations of Borrowers or (ii) any rights of Lender, each as set forth under the other terms and provisions of this Security Instrument or the terms and provisions of the other Loan Documents.
ARTICLE 17
RESERVED

ARTICLE 18
STATE‑SPECIFIC PROVISIONS
Section 18.1.    Principles of Construction.In the event of any inconsistencies between the terms and conditions of this Article 18 and the terms and conditions of this Security Instrument, the terms and conditions of this Article 18 shall control and be binding.
Section 18.2.    Continuing Enforcement of Security Instrument. If, after receipt of any payment of all or any part of the Debt, Lender is compelled or agrees, for settlement purposes, to surrender such payment to any person or entity for any reason (including, without limitation, a determination that such payment is void or voidable as a preference or fraudulent conveyance, an impermissible setoff, or a diversion of trust funds), then this Security Instrument and the other Loan Documents shall continue in full force and effect, and Borrowers shall be liable for, and shall indemnify, defend and hold harmless Lender with respect to the full amount so surrendered. The provisions of this Section 18.2 shall survive the cancellation or discharge of this Security Instrument and shall remain effective notwithstanding the payment of the Debt, the cancellation of the Note, the release of any security interest, lien or encumbrance securing the Debt or any other action which Lender may have taken in reliance upon its receipt of such payment. Any cancellation, release or other such action by Lender shall be deemed to have been conditioned upon any payment of the Debt having become final and irrevocable.
Section 18.3.    Addition to Section 1.2 of this Security Instrument. The following is hereby added to the end of Section 1.2 of this Security Instrument:
“Borrowers agree that any and all Rents received by Borrowers from the Leases assigned hereunder on and after the occurrence of an Event of Default shall be held by Borrowers in trust for the benefit of Lender as collateral for repayment of the Debt. Borrowers acknowledge and agree that the provisions of this paragraph shall apply automatically upon the occurrence of an Event of Default, without the necessity of notice, written or otherwise, from Lender or the acceleration of all sums due under the Loan Documents. Should such Rents be utilized other than as required herein, Borrowers, and all those who participate in such action, shall be liable to Lender for conversion.”
Section 18.4.    Non-Judicial Foreclosure and Power of Sale. All references in this Security Instrument to non-judicial foreclosure and power of sale shall be deemed to apply to the Property only if and to the extent permitted by New Jersey law. If any provision of this Security Instrument is inconsistent with any applicable provision of New Jersey law, the provision of New Jersey law shall take precedence over the provisions of this Security Instrument, but shall not invalidate or render unenforceable any other provision of this Security Instrument that can fairly be construed in a manner consistent with New Jersey law.
Section 18.5.    ISRA Filings in New Jersey. Upon the occurrence of any event or condition, voluntary or involuntary, triggering a requirement to comply with the notification requirements of the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq. and the accompanying regulations, and regardless of whether triggered by Borrowers, Lender or by a user or other occupant, as between Borrowers and Lender, Borrowers shall promptly take all required steps to effectuate compliance with said Act as promptly as possible at Borrowers’ sole cost and expense.
Section 18.6.    Future Advances. This Security Instrument is given for the purpose of creating a lien on real property in order to secure existing Debt, but also future advances, whether made before or after default or maturity or other similar events, to the same extent as if such future advances were made on the date of the execution hereof, although there may be no advance made at the time of the execution hereof and although there may be no indebtedness outstanding at the time any advance is made. The types of future advances secured by and having priority under this Security Instrument shall include, without limitation, (i) advances and re-advances of principal under the Loan Agreement or other Loan Documents and (ii) disbursements and other advances for the payment of taxes, assessments, maintenance charges, insurance premiums or costs relating to the Property, for the discharge of liens having priority over the lien of this Security Instrument, for the curing of waste of the Property and for the payment of service charges and expenses incurred by reason of default and including late charges, attorney’s fees and court costs, together with interest thereon. The lien of this Security Instrument, as to third persons with or without actual knowledge thereof, shall be valid as to all such indebtedness and future advances, from the date of recordation hereof. The total amount of the indebtedness secured by this Security Instrument may decrease or increase from time to time, but the total unpaid principal balance at any one time shall not exceed the maximum principal amount of the Obligations.
Section 18.7.    No Merger. The rights of Lender set forth herein shall, to the extent not prohibited by law, extend to the period from and after the filing of any suit to foreclose the lien of this Security Instrument, the entry of judgment and any subsequent period including any period allowed by law for the redemption of the Property after any foreclosure sale, and interest shall accrue on the judgment in the same manner and at the same rate as provided in the Loan Agreement, subject only to the usury savings clauses of the Loan Agreement and this Security Instrument, until Lender has received irrevocable payment in full of all Obligations.
Section 18.8.    Certain Waivers. Borrowers hereby waive and release all benefit that might accrue to Borrowers by virtue of any present or future law exempting the Property, or any part of the proceeds arising from any sale thereof, from attachment, levy or sale on execution, or providing for any stay of execution, exemption from civil process or extension of time for payment, or any right of marshalling in the event of any sale hereunder of the Property, and, unless specifically required herein, all notices of Borrowers’ default or of Lender’s election to exercise, or Lender’s actual exercise of any option under this Security Instrument or any other Loan Documents. Borrowers waive all rights or defenses arising by reason of any “one action” and any law prohibiting Lender from making a claim for deficiency, to the extent Lender is otherwise entitled to a claim for deficiency, whether before or after Lender’s commencement or completion of any foreclosure action or any other action to exercise its remedies hereunder or otherwise available at a law or in equity.
Section 18.9.    Jury Trial Waiver. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWERS AND LENDER EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY ACTION, CLAIM, SUIT OR

PROCEEDING RELATING TO THIS SECURITY INSTRUMENT AND FOR ANY COUNTERCLAIM BROUGHT THEREIN. BORROWERS HEREBY WAIVE ALL RIGHTS TO INTERPOSE ANY COUNTERCLAIM IN ANY SUIT BROUGHT BY LENDER HEREUNDER AND ALL RIGHTS TO HAVE ANY SUCH SUIT CONSOLIDATED WITH ANY SEPARATE SUIT, ACTION OR PROCEEDING.
Section 18.10.    Interest Rate Not Reduced on Judgment. In the event Lender obtains any judgment against Borrowers on this Security Instrument, the Note, the Loan Agreement or on the other Loan Documents, whether such judgment is obtained by confession or otherwise, interest shall accrue on the judgment in the same manner and at the same rate as provided in the Loan Agreement, notwithstanding any law, custom or legal presumption to the contrary, subject only to the usury savings clauses of the Loan Agreement and this Security Instrument, until Lender has received payment in full of all amounts due pursuant to this Security Instrument, the Note, the Loan Agreement and the other Loan Documents secured hereby.
Section 18.11.    No Deduction. Neither Borrower will make deduction from or claim credit on the principal or interest secured by this Security Instrument by reason of any governmental taxes, assessments or charges. Neither Borrower will claim any deduction from the taxable value of the Property or collateral by reason of this Security Instrument.
Section 18.12.    Copy of Security Instrument. BORROWERS REPRESENT AND WARRANT THAT BORROWERS HAVE RECEIVED A TRUE COPY OF THIS SECURITY INSTRUMENT WITHOUT CHARGE.
Section 18.13.    Modification. This Security Instrument is subject to “modification” as such term is defined in P.L. 1985 c.353 (N.J.S.A. 46-9-8.1 et seq.) and shall be subject to the priority provisions thereof.
[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, this Security Instrument has been executed by the undersigned as of the day and year first above written.
FEE BORROWER:
N.J. METROMALL URBAN RENEWAL, INC., a New Jersey corporation
By:    /s/ Mark E. Yale
Name:    Mark E. Yale

Title:	Executive Vice President, Chief Financial Officer and Treasurer
LEASEHOLD BORROWER:
JG ELIZABETH II, LLC, a Delaware limited liability company

By:	Glimcher Properties Limited Partnership, a Delaware limited partnership, its sole equity member

By:	Glimcher Properties Corporation, a Delaware corporation, its sole general partner
By:    /s/ Mark E. Yale
Name:    Mark E. Yale

Title:	Executive Vice President, Chief Financial Officer and Treasurer

NOTARY ACKNOWLEDGMENT
STATE OF OHIO    )
    )    ss.:
COUNTY OF FRANKLIN    )
I CERTIFY as follows:
1.    On October 28, 2013, Mark E. Yale personally appeared before me;
2.    I was satisfied that this person is the person who executed the attached instrument as Executive Vice President, Chief Financial Officer and Treasurer of N.J. METROMALL URBAN RENEWAL, INC., a New Jersey corporation, a Borrower named in the attached instrument; and
3.    This person states that he was authorized to execute the instrument on behalf of said limited liability company and that he executed the instrument as the act of such limited liability company.
/s/ Janelle R. Courtright
Notary Public
My Commission Expires: 6-28-2018
[NOTARIAL SEAL]

EXHIBIT A
LEGAL DESCRIPTION

PARCEL I - Fee Simple and Leasehold:

Legal Description of Parcel F (Amended Final Major Subdivision Plan 806D):

Commencing at the intersection of the Southwesterly line of Central Railroad Company of New Jersey, the Easterly line of Kapkowski Road (80 Foot R.O.W.) , said point being 1,455.00 feet from the intersection of the Easterly R.O.W. of Kapkowski Road with the Southerly R.O.W. of North Avenue East and running thence along the following course to the point of beginning:

A
Traveling along a common boundary line with the properties owned by Central Railroad Company of New Jersey and Allied Signal Corporation, South 62 degrees 29' 49" East, a distance of 10.00 feet to said point of beginning, said point being marked by concrete monument, thence;

1.South 62 degrees 29' 49" East a distance of 2619.25 feet; thence

2.South 27 degrees 30' 11" West, a distance of 356.30 feet; thence

3.South 62 degrees 29' 49" East a distance of 165.00 feet; thence

4.South 27 degrees 30' 11" West, a distance of 1056.00 feet; thence

5.North 62 degrees 29' 49" West, a distance of 165.00 feet; thence

6.South 27 degrees 30' 11" West, a distance of 200.00 feet; thence

7.North 61 degrees 23' 38" West, a distance of 639.36 feet; thence

8.North 60 degrees 02' 16" West, a distance of 1631.50 feet; thence

9.North 46 degrees 58' 22" West, a distance of 373.63 feet; thence

10.North 45 degrees 23' 39" West, a distance of 88.80 feet; thence

11.North 44 degrees 36' 21" East, a distance of 263.93 feet to the beginning of a curve tangent to said line; thence

12.Northeasterly a distance of 116.40 feet along the curve concave to the Northwest, having a radius of 390.00 feet and a central angle of 17 degrees 06' 10"; thence

North 27 degrees 30' 11" East tangent to said curve, a distance of 1036.92 feet to the point of beginning.

Encompassing an Area of 98.41 Acres. (Note: All reference to acreage is for Informational Purposes Only)

PARCEL II - Easements:

Detention Basin Easements

Non-exclusive Easement as contained in Declaration of Detention Basin Easements, by OENJ Corporation, a Delaware corporation, dated December 5, 1997 and recorded December 9, 1997 in Deed Book 4604, Page 0083, in the Office of the Clerk/Register of Union County, New Jersey, for construction, maintenance, repair, replacing and utilizing detention basins, over the following legally described parcels:

Description of Drainage Easement D1

Commencing at the intersection of the Southwesterly Line of Central Railroad Company of New Jersey, the Easterly line of Kapkowski Road (80 feet wide) and the Northeasterly line of Parcel B, said point being marked by a concrete monument; thence along the following course to the point of beginning;

A. South 62 degrees 29' 49" East, a distance of 2629.25 feet to said point of beginning; thence

1. South 62 degrees 29' 49" East, a distance of 160.00 feet; thence
2. South 40 degrees 16' 49" East, a distance of 5.40 feet; thence
3. South 27 degrees 30' 11" West, a distance of 354.26 feet; thence
4. North 62 degrees 29' 49" West, a distance of 165.00 feet; thence
5. North 27 degrees 30' 11" East, a distance of 356.30 feet, to the point of beginning

Encompassing an Area of 1.35 Acres. (All reference to acreage is for Informational Purposes Only)

Description of Drainage Easement D2

Commencing at the intersection of the Southwesterly Line of Central Railroad Company of New Jersey, The Easterly line of Kapkowski Road (80 feet wide) and the Northeasterly line of Parcel B, said point being marked by a concrete monuments; thence along the following courses to the point of beginning;

A.	South 62 degrees 29' 49" East, a distance of 2,629.25 feet; thence

B.	South 27 degrees 30' 11" West, a distance of 1,412.30 feet to said point of beginning; thence

1. South 62 degrees 29' 49" East, a distance of 165.00 feet; thence
2. South 27 degrees 30' 11" West, a distance of 203.18 feet; thence

3.    North 61 degrees 23' 38" West, a distance of 165.03 feet; thence
4.    North 27 degrees 30' 11" East, a distance of 200.00 feet to the point of beginning.

Encompassing an area of 0.76 acres. (All reference to acreage is for Informational Purposes Only)

PARCEL III - Easements:

Access Easement

Non-exclusive access easement as contained in Declaration of Access Easement by OENJ Corporation, a Delaware corporation, dated December 5, 1997 and recorded December 9, 1997 in Deed Book 4604, Page 0035, and as Amended by First Amendment to Declaration of Access Easement by and between N.J. Metromall Urban Renewal, Inc., a New Jersey corporation, and OENJ Corporation, a Delaware corporation, dated May 28, 1998 and recorded June 12, 1998 in Deed Book 4673, Page 359, both in the Office of the Clerk/Register of Union County, New Jersey in the Office of the Clerk/Register of Union County, New Jersey, over the following legally described parcels:

Northerly Waterfront Access Easement on Parcel “G”:

Beginning at a point which is the Northeasterly most corner of Parcel"B", Also located along the Southerly boundary line of allied signal property (Tax Account #1-1314) which is also the Northwesterly most corner of Parcel "D", said point being S 62 degrees 29' 49" East, a distance of 2,619.25 feet from the Easterly right of way of Kapkowski Road (90 foot right of way); thence, traveling South 27 degrees 30' 11" West along a common boundary line of Parcel "B" and Parcel "D" a distance of 385.00 feet to a point. Thence;

1.	South 87 degrees 00' 11" East, a distance of 187.32 feet to a point; thence

2.	South 68 degrees 22' 36" East, a distance of 87.04 feet to a point; thence

3.	South 40 degrees 35' 03" East, a distance of 390.37 feet to a point; thence

4.	South 44 degrees 32' 54" East, a distance of 448.86 feet to a point; thence

5.	South 45 degrees 27' 06" West, a distance of 120.00 feet to a point; thence

6.	North 44 degrees 32' 54" West, a distance of 70.00 feet to a point; thence

7.	North 00 degrees 27' 06" East, a distance of 113.14 feet to a point; thence

8.	North 44 degrees 32' 54" West, a distance of 300.25 feet to a point; thence

9.	North 40 degrees 35' 03" West, a distance of 381.86 feet to a point; thence

10.	North 68 degrees 22' 36" West, a distance of 70.59 feet to a point; thence

11.	North 87 degrees 00' 11" West, a distance of 198.99 feet to a point; thence

12.	North 27 degrees 30' 11" East, a distance of 43.96 feet to the point of beginning.

The area of the above described Tract is 53,105 +/- Sq. Ft. (All reference to square footage is for Informational Purposes Only)

Legal description of Southerly Waterfront Access Easement on "G" Jersey Gardens Mall Elizabeth, New Jersey 1345801:

Commencing at the intersection of the Southwesterly Line of Central Railroad Company of New Jersey, the Easterly Line of Kapkowski Road (80 Foot R.O.W.) said point being 1,455.00 feet from the intersection of the Easterly R.O.W. of Kapkowski Road with the Southerly R.O.W of North Avenue East and running thence along the following course to the point of beginning;

A. Traveling along a common boundary line with the properties owned by Central Railroad Company of New Jersey and Allied Signal Corporation, South 62 degrees 29' 49" East, a distance of 2,629.25 feet, said point being marked by concrete monument; thence

B. South 27 degrees 30' 11" West a distance of 1,184.82 feet said point of beginning; thence

1)	South 28 degrees 55' 17" East, a distance of 103.14 feet to a point; thence

2)	South 28 degrees 55' 17" East, a distance of 86.93 feet to a point; thence

3)	South 04 degrees 28' 17" East, a distance of 270.64 feet to a point; thence

4)	South 32 degrees 24' 34" East, a distance of 68.40 feet to a point; thence

5)	South 53 degrees, 56' 23" East, a distance of 82.95 feet to a point of curvature, thence

6)	Along a curve to the right with a radius of 6,521.30 feet, an arc length of 149.03 to a point, thence

7)	South 88 degrees 47' 20" East, a distance of 96.78 feet to a point, thence;

8)	North 46 degrees 12' 40" East, a distance of 113.14 feet to a point, thence;

9)	South 88 degrees 47' 20" East, a distance of 70.00 feet to a point, thence;

10)	South 01 degrees 12' 40" West, a distance of 120.00 feet to a point; thence

11)	North 88 degrees 47' 20" West, a distance of 246.78 feet to a point of curvature, thence

12)	Along a curve to the left with a radius of 6,561.30 feet, an arc length 162.03 feet to a point;

13)	North 53 degrees 56' 23" West, a distance of 102.59 feet to a point; thence

14)	North 32 degrees 24' 34" West, a distance of 85.96 feet to a point; thence

15)	North 04 degrees 28' 17" West, a distance of 271.92 feet to a point; thence

16)	North 28 degrees 55' 17" West, a distance of 78.14 feet to a point; thence

17)	North 28 degrees 55' 17" West, a distance of 73.38 feet to a point; thence

18)	North 27 degrees 30' 11" East, a distance of 48.00 feet to the point of beginning.

Encompassing an area of 1.13 acres (Note: All reference to acreage is for Informational Purposes Only)

PARCEL IV - Easements:

Great Ditch Pipe, Leachate Collection System and Related Easements

Non-exclusive Easements as contained in Declaration of Great Ditch Pipe, Leachate Collection System and Related Easements, by OENJ Corporation, a Delaware corporation, dated December 5, 1997 and recorded December 9, 1997 in Deed Book 4604, Page 0107 , in the Office of the Clerk/Register of Union County, New Jersey, for installation, maintenance, repairing and utilizing drainage pipes, outfall structure, and Leachate Collection System, over, under and across the lands described therein, including the following legally described properties:

Legal Description of Great Ditch Easement Area on Parcel "A"

Beginning at a point along the Northwesterly most corner of Parcel “A”, also located along a Common line with Properties of Central Railroad Company of New Jersey.

Thence, traveling along the common boundary line with Parcel "A" and properties owned by Central Railroad Company of New Jersey (Newark and Elizabeth Branch), South 27 degrees 30' 11" West a distance of 1,014.23 feet; thence

1.	South 62 degrees 41' 31" East, a distance of 1,129.99 feet to a point; thence

2.	South 27 degrees 30' 11" West, a distance of 40.00 feet to a point; thence

3.	North 62 degrees 41' 31" West, a distance of 1,098.91 feet to a point; thence

4.	North 45 degrees 23' 39" West, a distance of 32.51 feet to a point; thence

5.	North 27 degrees 30' 11" East, a distance of 30.33 feet to the point of beginning.

The area of the above described Tract is 45,044 +/- Sq. Ft. (All reference to square footage is for Informational Purposes ONLY)

Legal description of Great Ditch Easement Area on Parcel "E" (At the terminus of the Kapkowski Road right of way).

Beginning at a point along the Northwesterly most corner of Parcel "A", also located along a common line with properties of Central Railroad Company of New Jersey; Thence traveling along the common boundary line with Parcel "A" and properties owned by the Central Railroad Company of New Jersey (Newark and Elizabeth Branch), South 27 degrees 30 minutes 11 seconds West a distance of 1,014.23 feet to a point. Thence, traveling along the Northerly limit of the Great Ditch Easement as located on Parcel "A" South 62 degrees 41 minutes 31 seconds East a distance of 1,129.99 feet to a point. Thence, traveling along the westerly right of way of Kapkowski Road (90 foot right of way), Also being the Southeasterly limit of the Great Ditch Easement as located on Parcel "A" South 27 degrees 30 minutes 11 seconds West a distance of 20.08 feet to a point; thence

(1)	South 62 degrees 41 minutes 31 seconds East a distance of 90.00 feet to a point; thence

(2)	South 27 degrees 30 minutes 11 seconds West a distance of 19.61 feet to a point; thence

(3)	North 62 degrees 41 minutes 31 seconds West a distance of 90.00 feet to a point; thence

(4)	North 27 degrees 30 minutes 11 seconds East a distance of 19.92 feet to the point and place of beginning.

The area of the above described tract is 1,778.84 +/-Sq. Ft.(All references to square footage is for informational purposes only.

Legal description of Great Ditch Easement Area on Parcel "E" (Adjacent to lands owned by Central Railroad Company of NJ)

Beginning at a point along the northwesterly most corner of Parcel "A" also located along a common line with properties of Central Railroad Company of New Jersey. Thence traveling along the common boundary line with Parcel “A” and properties owned by Central Railroad Company of New Jersey (Newark and Elizabeth Branch), South 27 degrees 30 minutes 11 seconds West a distance of 1,044.56 feet; thence:

(1)	South 45 degrees 23 minutes 39 seconds East a distance of 32.51 feet to a point; thence

(2)	North 62 degrees 41 minutes 31 seconds West a distance of 31.08 feet to a point; thence

(3)	North 27 degrees 30 minutes 11 seconds East a distance of 9.67 feet to the point of beginning.

The area of the above described tract is 150.22 +/- Sq. Ft. (All references to square footage is for informational purposes only)

Legal description of Great Ditch Easement Area on Kapkowski Road R.O.W.

Beginning at a point along the northwesterly most corner of Parcel "A", also located along a common line with properties of Central Railroad Company of New Jersey. Thence, traveling along the common boundary line with Parcel "A" and properties owned by Central Railroad Company of New Jersey (Newark & Elizabeth Branch), S 27° 30' 11" W a distance of 1,014.23 to a point. Thence, traveling along the northerly limit of the Great Ditch Easement as located on Parcel "A", S 62° 41' 31" E a distance of 1,129.99' to a point. Thence,

1. S 62° 41' 31" E a distance of 90.00' to a point. Thence;
2. S 27° 30' 11" W a distance of 20.38' to a point. Thence;
3. N 62° 41' 31" W a distance of 90.00' to a point. Thence;
4. N 27° 30' 11" E a distance of 20.08' to the Point of Beginning.

The area of the above described tract is 1,820.77 + / - sq. ft.(All references to square footage is for informational purposes only).

Legal description of Great Ditch Easement Area on Parcel “C”

Beginning at a point along the northwesterly most corner of Parcel "A", also located along a common line with properties of Central Railroad Company of New Jersey. Thence, traveling along the common boundary line with Parcel "A" and properties owned by Central Railroad Company of New Jersey (Newark and Elizabeth branch), South 27 degrees 30 minutes 11 seconds West a distance of 1,014.23 feet to a point; Thence, traveling along the northerly limit of the Great Ditch Easement as located on Parcel "A" and the right of way of Kapkowski road, South 62 degrees 41 minutes 31 seconds East a distance of 1,219.99 feet to a point; thence

(1)	South 62 degrees 41 minutes 31 seconds East a distance of 1,980.09 feet to a point; thence

(2)	South 60 degrees 24 minutes 11 seconds East a distance of 571.55 feet to a point; thence

(3)	South 27 degrees 30 minutes 11 seconds West a distance of 40.02 feet to a point; thence

(4)	North 60 degrees 24 minutes 11 seconds West a distance of 572.21 feet to a point; thence

(5)	North 62 degrees 41 minutes 31 seconds West a distance of 1,979.43 feet to a point; thence

(6)	North 27 degrees 30 minutes 11 seconds East a distance of 40.00 feet to the point of beginning.

The area of the above described tract is 102,054.06 +/- Sq. Ft. (All references to square footage is for informational purposes only).

Legal description of Great Ditch Easement Area on Parcel "B"

Beginning at a point along the northwesterly most corner of Parcel "A", also located along a common line with properties of Central Railroad Company of New Jersey; thence traveling along the common boundary line with Parcel "A" and properties owned by Central Railroad Company of New Jersey (Newark and Elizabeth branch), South 27 degrees 30 minutes 11 seconds West a distance of 1,014.23 feet to a point. Thence traveling along the northerly limit of the Great Ditch Easement as located on Parcel "A", the right of way of Kapkowski Road and Parcel “C”, South 62 degrees 41 minutes 31 seconds East a distance of 3,200.08 feet to a point; thence traveling along the northerly limit of the Great Ditch Easement as located on Parcel "C", South 60 degrees 24 minutes 11 seconds East a distance of 571.55 feet to a point.
Thence;

(1)	South 60 degrees 24 minutes 11 seconds East a distance of 68.05 feet to a point; thence

(2)	South 27 degrees 30 minutes 11 seconds West a distance of 40.02 feet to a point; thence

(3)	North 60 degrees 24 minutes 11 seconds West a distance of 68.05 feet to a point; thence

(4)	North 27 degrees 30 minutes 11 seconds East a distance of 40.02 feet to the point and place of beginning.

The area of the above described tract is 2,721.49 +/- Sq. Ft. (All references to square footage is for informational purposes only).

Legal description of Great Ditch Easement Area on Parcel "D"

Beginning at a point along the northwesterly most corner of Parcel "A" also located along a common line with properties of Central Railroad Company of New Jersey; thence, traveling along the common boundary line with Parcel “A” and properties owned by Central Railroad Company of New Jersey (Newark and Elizabeth branch), South 27 degrees 30 minutes 11 seconds West a distance of 1,014.23 feet to a point; thence, traveling along the northerly limit of the Great Ditch Easement as located on Parcel "A", the right of way of Kapkowski road and Parcel “C”, South 62 degrees 41 minutes 31 seconds East a distance of 3,200.08 feet to a point; thence, traveling along the northerly limit of the Great Ditch Easement as located on Parcel "C" and"B", South 60 degrees 24 minutes 11 seconds East a distance of 639.60 feet to a point; thence;

(1)	South 60 degrees 24 minutes 11 seconds East a distance of 948.58 feet to a point; thence
South 29 degrees 35 minutes 48 seconds West a distance of 40.00 feet to a point; thence

(2)	North 60 degrees 24 minutes 11 seconds West a distance of 947.12 feet to a point; thence

(3)	North 27 degrees 30 minutes 11 seconds East a distance of 40.02 feet to the point of beginning.

The area of the above described tract is 37,910.00 +/- Sq. Ft. (All references to square footage is for informational purposes only).

Legal description of Parcel V, Outfall Structure of Parcel "D"

Beginning at a point along the northwesterly most corner of Parcel “A” also located along a common line with properties of Central Railroad Company of New Jersey. Thence, traveling along the common boundary line with Parcel "A" and properties owned by Central Railroad Company of New Jersey (Newark and Elizabeth branch), South 27 degrees 30 minutes 11 seconds West a distance of 1,014.23 feet to a point; thence traveling along the northerly limit of the Great Ditch Easement as located on Parcel "A", the right of way of Kapkowski Road and Parcel "C", South 62 degrees 41 minutes 31 seconds East a distance of 3,200.08 feet to a point. Thence traveling along the northerly limit of the Great Ditch Easement as located on Parcel "C", Parcel "B" and Parcel "D", South 60 degrees 24 minutes 12 seconds East a distance of 1,588.18 feet to a point. Thence;

(1)	North 29 degrees 35 minutes 48 seconds East a distance of 10.00 feet to a point; thence

(2)	South 60 degrees 24 minutes 12 seconds East a distance of 36.00 feet to a point; thence

(3)	South 29 degrees 35 minutes 48 seconds West a distance of 60.00 feet to a point; thence

(4)	North 60 degrees 24 minutes 12 seconds West a distance of 36.00 feet to a point; thence

(5)	North 29 degrees 35 minutes 48 seconds East a distance of 50.00 feet to the point and place of beginning.

The area of the above described tract is 2,160.00 +/- Sq. Ft. (All references to square footage is for informational purposes only.

The above described Tract IV as per a major subdivision prepared by Harbor Consultants, Engineers & Surveyors entitled "Final Major Subdivision Plan - OENJ Corporation" Victor Vinegar PE, PLS #34460, dated November 1, 1995, last revised November 3, 1997.

Being also known as (reported for informational purposes only):

Lot 1146, 1286, 1287 & 1375, & 1380 Block 1, on the Official Tax Map of City of Elizabeth, County of Union.